Exhibit 10.1

                               PURCHASE CONTRACT

          THIS AGREEMENT made and entered into this 25th day of August 1997, between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called 'purchaser') and ITALIAN INVESTMENT COMPANY, a Joint Venture Partnership, (hereinafter called "Seller").

                                   ARTICLE I
                                  THE PROPERTY

          1.1 SALE OF PROPERTY. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as ITALIAN VILLAGE and VILLA MARINA APARTMENTS located in CHARLOTTE, No, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A including, but not limited to 156 and 48 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to a" the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                           PAYMENT OF PURCHASE PRICE

          2.1 PURCHASE PRICE. The total purchase price shall be SEVEN MILLION FOUR HUNDRED TWENTY FIVE THOUSAND ( $7, 425, 000) DOLLARS as evidenced by cash or cash equivalent at closing.

          2.2 DEPOSIT. ONE HUNDRED THOUSAND ($100,000) DOLLARS to be placed In escrow at the end of the "Inspection Period.' described in Article VI below. Said deposit shall be placed in escrow with

Title Company of North Carolina or its authorized agent as an earnest money deposit which may be credited against the purchase price or applied an per
Article XI below,

                                  ARTICLE III
                                 TITLE MATTERS

          3.1 MARKETABLE TITLE. Seller, shall convey good and marketable title by General Warranty Deed in the form attached hereto as EXHIBIT C, subject only to general taxes for the current year not yet due and payable and utility easements which do not interfere with the present use of the Property and such Permitted Exceptions that are set forth in Exhibit C attached to this Agreement. Exhibit C shall set forth all of the Schedule B


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Exceptions  in  addition  to  Deed  of  Trust  (to  be  satisfied  at  Closing),
Subordination, Non-Disturbance and Attornment Agreement dated February 18, 1997 to be eliminated upon payment of above loan), and Memorandum of Lease for Cel Tower Site dated February 15, 1997.

          (A} Title shall be free from any and all liens or mortgages and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

     3.2 TITLE DEFECTS; ELECTION TO CURE. Purchaser shall procure a commitment for Title Insurance, "the commitment". If title is not marketable, except as stated above in the preceding paragraph, Purchaser shall give written notice of any defects in title to Seller's, counsel within fifteen (15) days after Purchaser's receipt of a title report which report shall include copies of backup documents relating to any title exceptions, a current survey, a flood zone certification letter and a Surveyor's Certification letter. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure.

          3.3 ELECTION NOT TO CURE DEFECTS. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option, shall be void. Each party shall thereupon be released from all obligations hereunder, and all deposits shall be immediately returned to Purchaser.

                                   ARTICLE IV
                                   PRORATIONS

          4.1 INCOME AND EXPENSE ALLOCATIONS. The following shall be prorated, on a calendar-month basis, to the day of closing: rents and other income from the Property; operating expenses as actually incurred, including Cel Tower rent. Real property, business and personal property taxes applicable to the personal property that is part of the property to be sold pursuant to this Agreement, shall be prorated on a calendar year basis using the most recent tax rate and tax valuation applicable to such properties.

          4.2 CLOSING COSTS. Seller shall pay the costs of "revenue stamp" on the deed and the costs of deed preparation and any prepayment penalty harged by the holders of any existing notes. Each party will pay its attorney's fees and costs. Purchaser will pay all other closing costs and expenses.

          4.3 ALLOCATION OF RENTS. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but

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uncollected  prior to  settlement.  Purchaser  agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller chain retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

          4.4 Prior Lease Concessions. If Seller has committed to give any future monetary concessions to tenants under existing leases to which Purchaser would become liable, then Seller shall pay to Purchaser said amount in a lump sum at closing. Provided, however, there are tenants in possession who have leased apartment units at rates lower than current posted rents, but which rents were at posted rents when the leases were made; and the existence of such tenancies at such rent rates shall not be deemed a commitment to future monetary concessions that entitle Purchaser to any deduction at closing.

                                    ARTICLE V
                           POSSESSION OF THE PROPERTY

          5.1 POSSESSION. Possession of the Property shall be delivered ta Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements and the easement rights and possessory rights of utility companies under easements and lease agreements,

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

          6.1 CONDITIONS PRECEDENT. Purchaser's obligation to purchase shaft be subject to and contingent upon the satisfaction of the following conditions precedent: provided, such conditions precedent shall for all purposes be deemed satisfied immediately upon the expiration of the Inspection Period on August 26, 1997 unless Purchaser cancels this contract by written notice prior to such expiration or extended in writing by both parties:

               {A) Receipt by Purchaser of an engineering report of building and site conditions, satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes Indoor hazardous materials affecting the property. Purchaser shall have fifteen
(l0) days in which to review the reports set forth herein and exercise its right to reject the Property loaned thereon or the right hereunder shall be deemed waived.

               (B) The receipt by Purchaser of seller documents described in 7.2 below.

               (C) On the condition that Sellers representation. and warranties described in Article VIII below remain true and

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correct.

               (D) On the condition that there have been no material or adverse changes to the property or leases.

               (E) Seller acknowledges that Purchaser is a public entity and that it in required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

               (F) Survey which shall show no encroachments onto the Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property. If the Survey discloses any such encroachment or violation, Seller shall have thirty (30) days from the date of delivery of the survey (with a commensurate extension of the closing date) to have the Title Insurer issue its endorsement insuring against damage caused by such encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such thirty (30) day period, Purchaser may elect, on or before the Closing Date, to
(i) terminate this Agreement (in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder, or (ii) accept the property subject to any such encroachment or violation.

          6.2 INSPECTION. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

          6.2.1 PREPARATION FOR INSPECTION. At the execution of this Agreement, Seller shall deliver to Purchaser copies of the following: The current rent roll for the. Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all contract, mortgages, and other documents creating liens of Security interest on the Property, or any part thereof an all promissory note" secured thereby; all insurance policies applicable to the Property to include loss runs for the last five (a) years; Plans and Specifications for the Property, service contracts, Certificates of Occupancy, to the extent reasonably available; a copy of the title policy and most recent survey for the Property in its possession. A copy of any environmental or engineering reports on the property. All theme items shall be certified by Seller to be accurate and complete to

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the best of its knowledge and belief.

          6.2.2 INSPECTION OF BOOKS AND RECORDS; ACCESS. Upon receipt by Purchaser of all documents requested in the paragraph above, Purchaser, its employees, agents, and contractors shall have until August 26, 1997 (the "Inspection Period") to enter upon the Property subject to the rights of the tenants during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural elements of the buildings. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated by other provisions and conditions contained herein,

          6.2.3 RIGHT OF TERMINATION DURING INSPECTION PERIOD. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other party hereto, and all deposits shall be returned to Purchaser. If Purchaser terminates this Agreement, Purchaser shall have the duty to promptly return to Seller all documentary information that Seller has furnished and copies of all reports, surveys and other documents with respect to the Property that Purchaser has obtained during the Inspection Period.

          6.2.4 TERMINATION OF INSPECTION PERIOD. Notwithstanding anything to the contrary set forth herein, the Inspection Period shall expire on August 22, logy or Such other date as the parties may agree to in writing.

          6.2.5 "RENT READY". During the "Inspection Period", both Seller and Purchaser Will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All apartments vacant for a period of seven (7) days or more prior to closing, are to be in a Brent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, garbage disposal, heating, plumbing and electrical systems. The **parties agree to walk through any apartments vacated seven (7) days or less prior to closing and further agree to set the financial remuneration for the cost of making such units "rent ready". Seller and Purchaser each reserves the right to terminate this

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Agreement if they cannot  agree on the  financial  consideration  to be paid for units which are not "rent ready".

          6.2.6 CONDITION OF PERSONAL PROPERTY AT CLOSING. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to conserve the property! Purchaser shall have the option of waiving Such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit.

                                   ARTICLE VII
                                     CLOSING

          7.1 CLOSING. Closing will be held on or about August 28, 1997, at such place and at such time as the parties may agree in Charlotte, NC.

               (A) It is agreed by both parties that the closing date set forth herein is a time of the essence clause, however, either party may request an adjournment for no more than 7 days.

          7.2 SELLER'S DELIVERIES. At closing, Seller shall execute and deliver to Purchaser the General Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following;

               (A) A Bill of Sale, with warranty of title transferring the personal property (as shown in Schedule B) to Purchaser free of all liens, charges and encumbrances.

               (B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property.

               (C) All security and cleaning deposits made by such tenants. Seller will give the tenants the required notice of such transfer in compliance with the laws of North Carolina.

               (D) An affidavit of Seller in such form am will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens,

               (E) A rent roll certified by Seller to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

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                    The   Purchaser   agrees  to  accept  the  above  rent  roll
certification by the Seller as of the 15th of the month, however, the Seller agrees to execute an affidavit at closing statinq: (i) that there have been no changes, (ii) the amount of rent actually collected and any rent which is currently due, (iii) whether any changes in security, and (iv) setting forth any modifications of the tenants list. This clause "hall survive closing.

               (F) An affidavit of Seller that to the best of its information and belief there are, Oh the date of closing, no unsatisfied judgments, creditor's claims, tax liens, or pending bankruptcies involving Seller.

               (G) Assignments of all Seller's interest in the following: (1) all assignable licenses, and permits relating to the operation of the Property,
In) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1. 1.

               (H) Assignments of all warranties and guarantees to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees that are in Seller's possession without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

               (I) Evidence reasonably satisfactory to Purchaser that all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of closing will be installed to the property line, are and at the time of closing will be connected pursuant to valid permits, and are and at the time of closing adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by the tenants thereof and their licensees and invitees.

               (J) Consent of Seller's partners to the saleof the Property and other approvals required under Seller's Partnership Agreement as may be required by the title company.

               (K) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing, provided Purchaser shall establish its own deposits and Seller shall be entitled to any funds it has placed on deposit with utility companies.

               (L) Reasonable evidence of the power and authority of Seller to enter into and consummate thin agreement to the

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satisfaction of the title company, including but not limited to:

               (i) An opinion of Seller's counsel, in a form reasonably satisfactory to Purchaser and title company, stating that:

                    (a)  The  individual(s)   executing  the  deed  and  related
documents are duly authorized to do all such acts as are necessary to consummate this sale, without further consent of any other party.

                    (b) That the partner or officer can bind the Partnership or Corporation.

               (M) Affidavit that Seller has no actual knowledge of the presence of asbestos and/or any other hazardous material at the Property. This affidavit shall be limited to the actual knowledge of B.W, Miller, the Seller's managing partner.

               (N) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

               (O) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser.

               (P) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

               (Q) A representation letter as normally required by auditors for a public company in the form attached hereto as EXHIBIT E. This clause shall survive closing for one year.

          7.3 PURCHASER'S DELIVERIES. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

               (A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV.

               (B) Execute and deliver an assumption of obligations under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

               (C) Deliver to the Seller a resolution of the Purchaser that:

                    (i) This Agreement has been dully authorized,

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executed and delivered by the Purchaser and is a valid and
binding agreement of Purchaser, and

                    (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer,

                                 ARTICLE VI I I
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

          8.1 REPRESENTATIONS OF THE PARTIES. Seller warrants (which warranties "hall not survive settlement unless designated to the contrary) that as of the date of closing hereof:

               (A) That Seller, is the owner in fee simple of the Property and has the power to convey same. .

               (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This Warranty shall survive for one year following closing.

               (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.

               (D) Seller has no actual knowledge and has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for one year fallowing closing.

               (E) Seller has no actual knowledge of any patent defect in the Property or any part thereof.

               (F) Seller has no actual knowledge of any existing or threatened litigation Which relates to or which would affect the Property. This warranty shall survive for one year following closing.

               (G) The Property abuts on and has direct vehicular access to a public road.

               (H) All building and other improvement" at the Property are located entirely within the boundary lines Of the Property.


               (I) Seller has no actual knowledge that any part

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of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property r or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This warranty shall survive for one year following closing.

               (J) That to the best knowledge of the Seller, the drainage within the project is satisfactory and complies in all respects with all government regulation. This warranty shall survive for one year following closing,

               (K) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 19S4, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

               (L} That to the best of Seller's knowledge, the Property was never utilized as a disposal site for hazardous waste products and will furnish to Purchaser an affidavit confirming same.

               (M) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written, consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of cloning, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

          8.2 CONTINUATION OF REPRESENTATIONS. HarrantIee and Covenante to_the Date of Closing. If each of the warranties set forth in this seation does not remain true up to and includlog the time of closing as to any material matters, this Agreement, at Purchaser'= election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties.

          8.3 BREACH OF REDRESENTATIONS. warranties and Covenants. Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred a" a result of the failure of any of Seller' representations,

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warranties  or  covenants  contained  herein  to  remain  true as of the date of closing,

          8.4 LIMITATIONS ON SCONE OF REPRASENTATIONA AND WARRANTIES. After the Closing, Seller shall have no obligations to Purchaser: (i) with respect to any representations or warranties except those contained in the deed of conveyance, the Bill of Sale, other documents delivered under 7.2 and the lettered subsections of Section 8.1 that expressly survive the Closing (the 'isurviving Representations and Warranties"), and (ii) as to such Surviving Representations and Warranties, Seller's obligation to indemnify and save Purchaser shall only arise if such Surviving Representations and Warranties are materially untrue and Purchaser incurs actual loss as a result thereof.

                                   ARTICLE IX
                           CONDEMNATION; RISK OF Loss

          9.1 PROPERTY DAMAGE. If, prior to closing, any part of the Property is damaged by fire or other casualty, Seller shall repair such damage before the date provided herein for closing. If such damage cannot be repaired by such time, this Agreement may be canceled at the option of the Purchaser. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds and any deductible arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received, Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

          9.2 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property (any part of the building or more than 51 of the parking area), Purchaser may elect to either (a) terminate this Agreement, in which event the Deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) to waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at closing, if such payment has been received or Seller shall assign to Purchaser the rights to such payments.

          9.3 RISK OF LOSS. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

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                                    ARTICLE X
                               BROKER'S COMMISSION

          10.1 COMMISSION. Seller agrees to pay a brokerage fee to McGUIRE PROPERTIES, pursuant to a separate agreement between Seller and Brokers. Said brokerage fee shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Purchaser shall not be obligated for any brokerage fees to McGUIRE PROPERTIES, and Seller agrees to hold Purchaser harmless in connection with such fees. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.

                                   ARTICLE XI
                                     DEFAULT

          11.1 DEFAULT DEFINED. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

          11.2 SELLERS DEFAULT. Upon Seller's default, the Purchaser, at it's election, may either (1) require specific performance of Seller, or pursue its other remedies at law or equity, (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option (1) noted above, to include reasonable attorney fees.

          11.3 PURCHASER'S DEFAULT. Upon Purohaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

          12.1 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

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



          12.2 ASSIGNMENT. Purchaser may assign this Agreement without the consent of Seller to CORNERSTONE REALTY INCOME TRUST, INC.

          12.3 SEVERABILITY. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

          12.4 BINDING-EFFECT. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

          12.5 CONTROLLING LAW. It is the intent.of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

          12.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract. 12.7 Incorporation by Reference. All of the Exhibits referred to herein and/or attached hereto Shall be deemed to constitute a part of the Agreement.

          12.8 HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

          12.9 CONSTRUCTION OF CONTRACT. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

          12.10 CONFIDENTIALITY. The parties; shall keep confidential the existence of this Agreement, the transaction" described herein, and all information obtained from the other party both during and subsequent to the transaction. However, the covenants contained in this paragraph shall not apply in respect to any information which (a) was already known to either party when such information was received from the other, (b) was readily

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available to the general  public at the time of such receipt,  (c)  subsequently becomes known to the general public through no fault or omission by the other party, (d) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, or (e) is required to be disclosed by law or a governmental agency.
This clause shall survive closing.

          12.11 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

          (a) EXHIBIT A, the legal description of the Land.
          (b) EXHIBIT B, list of personal property.
          (c) EXHIBIT C, the form of Deed.
          (d) EXHIBIT D, the form of the Assignment and Assumption of Personal Property, Service Contracts, Warranties and Leases.
          (e) EXHIBIT E, the form of the Representation Letter.

                                  ARTICLE XIII
                                     NOTICE

          13.1 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such-other address as may be hereafter specified in writing):

          To Seller: Italian Investment Company
                     c/o B.W. Miller
                     301 South McDowell St., Suite 1000
                     Charlotte, NC 28202
                     Fax: (704) 376-8417

          With a copy to
            Seller's Attorneys: William S. Michael, Esq. 2312
                                Christensens Ct., Charlotte, NC 28270
                                306 E. Main Street
                                Fax: (704) 366-4958

          To Purchaser: Mr. Gus Remppies
                        Cornerstone Realty Group, Inc.
                        306 E. Main Street, Richmond, VA 23219
                        Fax: (804) 782-9302

          With a copy to
            Purchaser's Attorneys: Harry S. Taubenfeld, Esq.
                                   Zuckerbrod & Taubenfeld
                                   575 Chestnut St., P.O. Box 488
                                   Cedarhurst, NY 11516
                                   Fax: (516) 374-3490

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



-and-

                                           Ted Oliver, Esq.
                                           Manning, Fulton & Skinner
                                           5OO UCB Plaza
                                           3605 Glenwood Avenue
                                           Raleigh, NC 27612
                                           Fax: (919)781-0811

          13.2 DELIVERY OF NOTICE. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or bar overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, delivered to a reliable overnight courier or by facsimile transmission, provided in the case notice is by facsimile, it shall not be effective unless concurrent notice is given by one of the other two permitted methods, Notices sent in any other manner shall be deemed gibbon only when actually delivered at the specified address.

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

ITALIAN INVESTMENT COMPANY,

By: J. Chadbourn Bollos QTIP Trust for Rosemary Bolles
    under agreement dated January 15, 1987, Joint Venturer



By:     /s/ B.W. Miller
      -----------------------------------
         B.W. Miller, Trustee

And
        /s/ B.W. Miller
By:   -----------------------------------
         B.W. Miller, Joint Venturer


PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By:     /s/ S. J. Olander
      -----------------------------------


Its:    SVP
      -----------------------------------




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